Exhibit 23.5

FROST & SULLIVAN

To the Boards of Directors
Pantheon Arizona Corp. and
China Cord Blood Services Corporation

CONSENT OF FROST & SULLIVAN

Frost & Sullivan hereby consents to the references to its name in Pantheon Arizona Corp.’s Registration Statement on Form S-4 to be filed with the U.S. Securities and Exchange Commission. Frost & Sullivan also hereby consents to the filing of this letter as an exhibit to the Registration Statement.

/s/ Gavin Gerard Pathross

Name:	Gavin Gerard Pathross
Title:	Associate Director, Asia Pacific Financial Services Group FROST & SULLIVAN (SINGAPORE) PTE LTD